Exhibit 4

[Specimen Stock Certificate]

NEW CENTURY BANCORP, INC., Dunn, North Carolina

Incorporated under the laws of the state of North Carolina.

This Certifies that                      is the owner of                      fully paid shares of common stock, $1.00 par value per share, of New Century Bancorp, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.

Dated:

[SEAL]

Corporate Secretary		President and Chief Executive Officer

________________________________________

NEW CENTURY BANCORP, INC., Dunn, North Carolina

The Corporation will furnish to any shareholder upon request and without charge a copy of the Certificate of Incorporation and Bylaws of the Corporation, which set forth certain other provisions with respect to acquisition of shares of the Corporation, as well as a description of the Corporation’s authorized common stock and other provisions affecting stockholders rights and corporate governance.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM – as tenants in common

TEN ENT – as tenants in the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian

	(Cust)		(Minor)

under the Uniform Gifts to Minors Act

(State)

For Value Received,                      hereby sell, assign and transfer unto                      Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                              Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Please insert Social Security number of other identifying number of assignee:

Dated

Signature:

Signature:

Signature(s) Guaranteed: